UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 29, 2014

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)
(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Additional Information on
Amendment and Restatement of the 2011 Plan Proposal

On April 28, 2014, ICU Medical, Inc. (the “Company”) filed a definitive Proxy Statement for its 2014 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on June 9, 2014. The record date for determining stockholders entitled to vote at the Annual Meeting was set as the close of business on April 21, 2014 (the “Record Date”). The Company has been requested to provide additional information with respect to its 2011 Stock Incentive Plan (the “2011 Plan”).

As of the Record Date, the Company had 15,209,943 shares of common stock outstanding and 82,359 restricted stock units outstanding. As of the Record Date, the Company had 123,265 shares of common stock available for future awards under the 2011 Plan.

The following table provides additional information for the Company’s outstanding stock options under the 2011 Plan as of the Record Date:

Range of Grant Dates		Range of Exercise Prices		Weighted Average Life (years)	Number Outstanding as of 04/21/14	Weighted Average Exercise Price	Number Exercisable as of 04/21/14	Weighted Average Exercise Price
Stock options outstanding in excess of six years
05/16/03	11/16/04	$22.69	$32.61	0.98	48,572	$28.96	48,572	$28.96
12/28/04	12/28/04	$29.27	$29.57	0.39	55,000	$29.29	55,000	$29.29
12/28/04	12/28/04	$32.68	$34.18	0.42	109,250	$33.46	109,250	$33.46
12/28/04	12/28/04	$37.83	$37.83	0.78	1,500	$37.83	1,500	$37.83
04/16/05	05/16/05	$32.92	$34.79	1.15	125,750	$33.06	125,750	$33.06
08/08/06	08/08/06	$40.96	$40.96	2.30	20,000	$40.96	20,000	$40.96
08/14/07	08/14/07	$35.00	$35.00	3.32	174,750	$35.00	174,750	$35.00
10/19/07	12/19/07	$37.42	$38.40	3.65	21,500	$37.49	21,500	$37.49
01/30/08	03/17/08	$24.79	$29.77	3.88	65,150	$26.03	65,150	$26.03
				1.96	621,472	$32.70	621,472	$32.70
Stock options outstanding less than six years
04/21/08	02/24/14	$24.17	$67.25	8.23	2,206,507	$50.92	831,411	$39.56
Total stock options outstanding					2,827,979		1,452,883
*Stock options outstanding for less than six years include 682,366 options that were granted in February 2014, of which 182,366 options were granted outside of the 2011 Plan, to the Company's new Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2014

    ICU MEDICAL, INC.

    /s/ SCOTT E. LAMB
    Scott E. Lamb
    Secretary, Treasurer and Chief Financial Officer